EXHIBIT 10.5


                                 LOAN AGREEMENT
                                 --------------

         This Loan Agreement ("Agreement") is entered into as of November 5, 2002, by and between Gender Sciences, Inc., a New Jersey corporation (the "Company"), and The Ullman Family Partnership ("Lender"). The Company and Lender agree as follows:

         1. Loan. Lender hereby lends to the Company the sum of $400,000 (the "Loan").

         2. Note. The Loan shall be evidenced by a convertible promissory note (the "Note") (a copy of which is attached as Exhibit "A") executed by the Company, dated as of the date the Loan is made, providing for the payment of the principal amount plus simple interest at the rate of eight percent (8%) per annum, and payable on the third (3rd) anniversary of the date of this Agreement ("Maturity Date") at which time the entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable in a single installment. Prior to the Maturity Date, the Note may be converted into the common or preferred stock of the Company as provided hereinbelow. The Note shall also provide that the Company may prepay the Note, in whole or in part, at any time or from time to time upon fifteen (15) days' prior written notice to the Lender, without penalty or additional fees; provided, however that the Lender shall be first given the opportunity to convert the entire unpaid balance of principal and accrued and unpaid interest thereon prior to any prepayment by the Company.

         3. Warrant. The Company shall, as further consideration, interest grant Lender a Warrant to purchase 8,000,000 shares of Common Stock at a price per share equal to Five Cents ($0.05) (the "Strike Price"); provided, however that if, pursuant to the Qualifying Equity Financing (as defined below), the Company sells (i) Common Stock at a price per share less than the Strike Price, then the Company shall exchange the Warrant for a warrant to purchase the same number of shares of Common Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (ii) Preferred Stock at a price equal to or less than the Strike Price, then the Company shall exchange the Warrant for warrant to purchase the same number of shares of Preferred Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing. The Warrant shall be substantially in the form of Exhibit "B," attached hereto and incorporated herein.

         4. Conversion.

                  4.1 Voluntary Conversion. If not sooner converted as described in Section 4.2 below, all or some of the outstanding principal balance of, and all or some of the accrued and unpaid interest on, the Note may be converted at any time prior to the Maturity Date, at the option of the Lender, into shares of Common Stock of the Company at a conversion price per share equal to Five Cents ($0.05).

                  4.2 Automatic Conversion. At the closing of a Qualifying Equity Financing (as defined below) on or before the Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, the Note shall be automatically converted into the number of shares of either (1) Preferred Stock or Common Stock, as the case may be, if the price per share in the Qualified Equity Financing is equal to or less than Five Cents ($0.05); or
(2) Common Stock if the price per share is greater in the Qualified Equity Financing than Five Cents ($0.05), as is obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Note as of the closing date of the Qualified Equity Financing by (b) the lower of (i) Five Cents ($0.05) or (ii) the price per share of Common Stock or Preferred Stock, as the case may be, issued in the Qualified Equity Financing. A "Qualified Equity Financing" shall mean an equity financing in which the Company sells shares of Common Stock or Preferred Stock and obtains net proceeds (including conversion of all convertible notes in connection with the bridge financing) in an amount not less than Two Million Dollars ($2,000,000).

                  4.3 Exchange of Note. As promptly as practicable following the date of the Qualified Equity Financing, the Lender shall deliver the Note to the Company. The conversion of the Note shall be deemed to have been effected immediately upon the closing of the Qualified Equity Financing, and at such time the rights of the Lender to receive principal and interest shall cease, and the Lender shall be treated for all purposes as the record holder of the number of shares of Common Stock or Preferred Stock, as the case may be, into which this Note converts in accordance herewith. As promptly as practicable after the receipt of the Note from Lender, the Company shall cause to be issued and delivered to the Lender a certificate or certificates for the number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon conversion of the Note. Such certificate or certificates shall bear such legends required, in the opinion of counsel for the Company, under applicable securities law.

                  4.4 Fractional Shares. No fractional shares of shall be issued in connection with any conversion under the Note, but in lieu of such fractional shares, the Company shall round up the shares received upon conversion of the Note to the next whole share of stock.

                  4.5 Converted Shares Subject to Lock Up. The shares of the Company's capital stock issued to Lender in conversion of the Note shall be subject to a lock-up agreement, wherein the holder of such shares agrees not to sell, assign or transfer the shares for a specific period of time following any underwritten public offering of the Company's securities. The holder of the converted shares agrees to sign a Lock-Up Agreement with terms no more restrictive than the Lock-Up Agreements entered into by the shareholders of the Company who are officers, directors or five percent (5%) shareholders of the Company.

                  4.6 Restricted Shares Upon Conversion. The shares of the Company's stock issued to Lender in conversion of the Note shall be "restricted securities" as defined in Sections 7.6 and shall be subject to the limitations and legend conditions as set forth in Sections 7.7 through 7.10 herein below.

                  4.7 Reservation of Shares. The Company currently has enough authorized shares sufficient to effect the conversion of the Note and the exercise of the Warrant. Notwithstanding the foregoing, the Company's current authorized shares are not sufficient to effect the conversion of the Note and the exercise of the Warrant assuming full exercise and conversion of the Company's other outstanding options and convertible securities. Accordingly, the Company covenants and agrees to expeditiously take such corporate action as may be necessary to amend the Company's Articles of Incorporation to increase its authorized but unissued shares of capital stock to the number of shares as shall be sufficient for the conversion of all of its outstanding options and convertible securities.

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

         5. Conditions Precedent to Lender's Obligations. Lender's obligation to disburse the Loan is subject to the condition that, on the date of disbursement ("Closing Date"), there shall have been delivered to Lender, in form and substance satisfactory to Lender and its counsel:

                  5.1 Note. The Note substantially in the form attached hereto as Exhibit "A," executed by a duly authorized officer of the Company.

                  5.2 Warrant. The Warrant substantially in the form as attached hereto as Exhibit "B", executed by a duly authorized officer of the Company.

         6. Representations and Warranties of Company. The Company represents and warrants that:

                  6.1 Organization. The Company is a corporation duly organized and existing under the laws of the State of New Jersey with its principal place of business at 10 West Forest Avenue, Englewood, New Jersey 07631. It has the power to own its property and to carry on its business as it is now being conducted. It is duly qualified and authorized to do business and is in good standing in every state, country, or other jurisdiction in which the nature of its business and properties makes such qualification necessary.

                  6.2 Authority. The Company has full power and authority (corporate and other) to borrow the sums provided for in this Agreement, to execute and deliver this Agreement, to issue the Warrant, the Note and any other instrument or agreement required under this Agreement, and to perform and observe the terms and provisions of this Agreement and of all such other instruments and agreements.

                  6.3 Corporate Action. All corporate action by the Company, its directors or stockholders, necessary for the authorization, execution, delivery, and performance of this Agreement, issuance of the Warrant, and the Note and any other instrument or agreement required under this Agreement has been duly taken.

                  6.4 Incumbency and Authority of Signators. The officers of the Company executing this Agreement, the Warrant, the Note and any other instrument or agreement required under this Agreement are duly and properly in office and fully authorized to execute them.

                  6.5 Due and Valid Execution. This Agreement has been duly authorized, executed, and delivered by the Company, and is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms and the Warrant and the Note and any other instrument or agreement required under this Agreement has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable.

                  6.6 Capitalization.

                           6.6.1 Conversion of Debt. Concurrently with the
execution of this Agreement, the Two Hundred Forty Five Thousand Dollar ($245,000) loan from Unity Venture Capital Associates Ltd. ("UVCA") shall be converted into 4,900,000 shares of the Company's Common Stock, which are hereby deemed fully paid and non assessable in the form of a cancellation of a loan to the Company made by UVCA in the principal amount of Two Hundred Forty Five

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

Thousand Dollars ($245,000) plus accrued interest thereon. As further consideration for the conversion of the loan, the Company shall issue UVCA a warrant to purchase 4,900,000 shares of the Company's Common Stock exercisable at a price per share equal to the Strike Price and subject to the same terms and conditions as the Warrant set forth above.

                           6.6.2 Capitalization Table. Attached hereto as
Exhibit "E" is the Company's current capitalization table that sets forth the Company's current issued and outstanding stock and the total number of Common Stock post-financing (assuming a $0.05 exercise price) on an as-converted basis.

                  6.7 Reserved Shares. The Company shall expeditiously take such corporate action as may be necessary to amend the Company's Articles of Incorporation to increase its authorized but unissued shares of capital stock to the number of shares as shall be sufficient for the conversion of the Note, Warrant and other outstanding options and convertible securities.

                  6.8 No Violation. There is no charter, bylaw, or capital stock provision of the Company, and no provision of any indenture or agreement, written or oral, to which the Company is a party or under which the Company is obligated, nor is there any statute, rule, or regulation, or any judgment, decree, or order of any court or agency binding on the Company which would be contravened by the execution and delivery of this Agreement, the Warrant, the Note or any other instrument or agreement required under this Agreement, or by the performance of any provision, condition, covenant or other term of this Agreement, the Warrant, the Note or any such other instrument or agreement.

                  6.9 Litigation Pending. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its property, the adverse determination of which might affect the Company's financial condition or operations or impair the Company's ability to perform its obligations under this Agreement or under the Warrant, the Note or any other instrument or agreement required by this Agreement.

         7. Representations and Warranties of Lender. This Agreement is made with Lender in reliance upon Lender's representation and warranties to the Company, which by Lender's execution of this Agreement Lender hereby confirms, that:

                  7.1 Authorization. This Agreement constitutes Lender's valid and legally binding obligation, enforceable in accordance with its terms.

                  7.2 Investment Intent. The Note and Warrant to be received by Lender will be acquired for investment for Lender's or his designee's, own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Note or the Warrant or any capital stock underlying the Warrant.

                  7.3 Enforceability. The Lender hereby represents and warrants that the execution and delivery by Lender of this Agreement, when duly executed by the other parties hereto, will result in legally binding obligations of

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Lender, enforceable against him, her or it in accordance with the respective terms and provisions hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

                  7.4 Disclosure of Information. Lender has been provided with copies of the Company's Annual Report on Form 10-KSB for the year ended January 31, 2002, the Company's Quarterly Reports on Form 10-QSB for the quarters ended April 30, 2002 and July 31, 2002 respectively and each Report on Form 8-K filed by the Company since January 1, 2002. In addition, Lender has been provided with a copy of the Company's proxy statement in connection with its most recent annual meeting of shareholders. Lender believes he/she/they have received all the information he/she/they consider necessary or appropriate for deciding whether to make the Loan, and acquire the Note and the Warrant. Lender further represents that he/she/they have had an opportunity to ask questions and receive answers from officers of the Company regarding the Company, its business and the terms and conditions of the Note and the Warrant. Lender recognizes that any investment in the Company must be considered to be highly speculative.

                  7.5 Confidentiality. Lender hereby represents, warrants and covenants that he/she/they shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to him/her/them by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Lender; or (b) lawfully disclosed to Lender by a third party who possessed such information without any obligation of confidentiality. Lender further covenants that he/she/they shall return to the Company all tangible materials containing such information upon request by the Company.

                  7.6 Investment Experience. Lender is a lender and investor in notes and securities of companies in the development stage and acknowledges he/ she/ they are able to fend for themselves, can bear the economic risk and complete loss of his/her/their investment and has such knowledge and experience in financial or business matters that he/she/they are capable of evaluating the merits and risks of the investment in the Note and the Warrant.

                  7.7 Restricted Securities. Lender understands the Note, the shares resulting from the conversion of the Note, the Warrant and the shares underlying the Warrant he/she/they are acquiring are characterized as "restricted securities" under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), except in certain limited circumstances. In this connection Lender represents that he/she/they are familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

                  7.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Note, the shares resulting from the

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conversion of the Note, the Warrant or the shares underlying the Warrant unless and until:

                           7.8.1 There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           7.8.2 (i) Lender shall have notified the Company of
the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Lender shall have the furnished the Company with an opinion of counsel, that such disposition will not require registration of such shares under the Securities Act.

                  7.9 Legends.

                           7.9.1 It is understood the Note, the certificate
representing the shares resulting from the conversion of the Note, the Warrant, or a certificate for the Company's stock evidencing the shares underlying the Warrant ("Certificate") may bear one or more of the following legends:

                  "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  7.10 Accredited Investor. Lender is an "accredited investor" as that term is defined in CFR Section 230. 501(a) (Regulation D), as amended, of the SEC under the Securities Act. To be an accredited investor, an investor must fall within one of the categories set forth on Exhibit "C" attached hereto.

                  7.11 Removal of Legends; Further Covenants.

                           7.11.1 Any legend placed on the Note, the Warrant or
a Certificate pursuant to Section 7.8 hereof shall be removed (i) if the Note, the Warrant or the shares represented by such Certificates shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (ii) if the shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if Lender shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of the Note, the Warrant or the shares underlying the Warrant may be made without registration.

                           7.11.2 Any legend placed on the Note or a Certificate
pursuant to Section 8.8 hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if Lender provides the Company with an opinion of counsel, in form and substance

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acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.

                           7.11.3 Lender further covenants that Lender will not
transfer the Note or the Warrant, in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including Rule 144 under the Securities Act. Further, Lender agrees that Lender will not transfer the Note, the Warrant or any shares underlying the Warrant without the Company's prior consent, even if Lender is otherwise permitted to transfer them pursuant to this Agreement and all applicable law.

                  7.12 Risk Factors. The Lender agrees and acknowledges that there are risk factors related to, among other things, (i) the sale by the Company of the Note, and (ii) the Company's business and financial condition. Lender and his, her or its representatives acknowledge and agree that they have carefully reviewed the RISK FACTORS attached hereto as Exhibit "D" in their entirety. Such Risk Factors are incorporated herein by this reference. THE LENDER IS AWARE THAT HIS, HER OR ITS INVESTMENT IN THE NOTE IS A SPECULATIVE INVESTMENT THAT HAS LIMITED LIQUIDITY AND IS SUBJECT TO THE RISK OF COMPLETE LOSS. THE LENDER IS ABLE, WITHOUT IMPAIRING HIS, HER OR ITS FINANCIAL CONDITION, TO SUFFER A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT IN THE NOTE.

         8. Board of Directors. Immediately following the execution of this Agreement, Richard Ullman, or a representative of the Ullman family, and Frank Newman will be appointed to the Company's Board of Directors as outside independent directors and shall be entitled to the standard option package provided to the Company's outside directors.

         9. Miscellaneous.

                  9.1 Notices. Any communications between the parties or notices provided for in this Agreement may be given by mailing them, first class, postage prepaid, to Lender at:

         The Ullman Family Partnership
         Address:_______________________

         _______________________________

and to the Company at:

         Gender Sciences, Inc.
         10 West Forest Avenue
         Englewood, New Jersey  07631
         Attn:  Eugene Terry

With a copy to:

         Foley & Lardner
         402 West Broadway, 23rd Floor
         San Diego, California  92101
         Attn:  Kenneth D. Polin

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or to such other address as either party may indicate to the other in writing after the date of this Agreement.

                  9.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Company shall not assign this Agreement or any of the rights, duties, or obligations of the Company under this Agreement without the prior written consent of Lender.

                  9.3 Delay and Waivers. No delay or omission to exercise any right, power, or remedy accruing to Lender on any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or waiver of or acquiescence in any similar breach or default occurring later; nor shall any waiver of any single breach or default be considered a waiver of any other prior or subsequent breach or default. Any waiver, permit, consent, or approval of any kind by Lender of any breach or default under this Agreement, or any waiver by Lender of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in that writing. All remedies, either under this Agreement or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

                  9.4 Attorneys Fees. In the event of any legal action or suit in relation to this Agreement or any note or other instrument or agreement required under this Agreement, or in the event that Lender incurs any legal expense in protecting its rights under this Agreement or under any security agreement in any legal proceeding, the Company, in addition to all other sums which the Company may be called on to pay, will pay to Lender the amount of such legal expense and will, if Lender prevails in such action, pay to Lender a reasonable sum for its attorney's fees and all other costs and expenses.

                  9.5 Severability. In the event any sentence or paragraph of this Agreement is declared void by a court of competent jurisdiction, said sentence or paragraph shall be deemed severed from the remainder of this Agreement, and the balance of this Agreement shall remain in effect.

                  9.6 Titles, Captions and Paragraph Headings. Paragraph and subparagraph titles and captions contained in this Agreement are inserted only as a matter of convenience for reference. Such titles, captions, and paragraph headings in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

                  9.7 Number and Gender. Whenever a singular number is used in this Agreement or where required by context, the same shall include plural. Masculine gender shall include feminine and neuter genders and the word "person" shall include corporation, firm, partnership, or other forms of association.

                  9.8 Entire Agreement. This Agreement constitutes the entire Agreement between all parties herein and supersedes all prior Agreements and understandings, oral or written, between the parties hereto with respect to the

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subject matter hereof, and shall not be modified or amended except in writing, executed by all parties herein.

                  9.9 Counterparts. This Agreement may be executed in several counterparts, and as so executed shall constitute an Agreement, binding to all parties herein. Each counterpart may be signed and transmitted with the same validity as if it were an ink-signed document.

                  9.10 Non-Waiver. No delay or omission on the part of any party herein in exercising any rights or remedies herein shall operate as a waiver of such rights or remedies. No waiver of any default shall constitute a waiver of any other default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by any party herein shall give the other parties any contractual right by custom, estoppel or otherwise. Any waiver by any party herein must be executed in writing, expressly specifying the subject and extent of the waiver.

                  9.11 Governing Law and Venue. This Agreement and all amendments thereto shall be governed, construed, and enforced in accordance with the laws of the State of New Jersey.

                  9.12 Legal Representation. The law firm of Foley & Lardner has prepared this Agreement solely on behalf of the Company based on instructions received. The Lender has been advised to seek and obtain separate legal counsel with respect to the preparation and execution of this Agreement, and he/she has had an opportunity to do so, has access to qualified independent counsel and has sought and obtained such advice and counsel to the extent desired.

                  9.13 Construction. This Agreement has been negotiated between the parties and their advisors, and shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

                  9.14 No Other Inducement. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressed herein.

                  9.15 Disputes. In the event of an inconsistency arising between the terms of the Note or the Warrant and this Loan Agreement, the terms of the Loan Agreement shall control.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties to this Agreement have executed this loan Agreement by their duly authorized officers effective as of the day and year first above written.

         "Company"          Gender Sciences, Inc.,
                            a New Jersey corporation

                            /s/ EUGENE TERRY
                            ----------------------------------------
                            Eugene Terry, Chairman



         "Lender"           The Ullman Family Partnership

                            /s/ RICHARD ULLMAN
                            ----------------------------------------
                            Richard Ullman, Partner

                       [Signature Page to Loan Agreement]


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                                TABLE OF EXHIBITS
                                -----------------


Exhibit "A"                      Form of Convertible Promissory Note

Exhibit "B"                      Form of Warrant

Exhibit "C"                      Definition of "accredited investor"

Exhibit "D"                      Risk Factors

Exhibit "E"                      Capitalization Table



                                  Exhibit List

                                    EXHIBIT A
                                    ---------

                                      NOTE

NEITHER THIS PROMISSORY NOTE NOR THE SHARES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THE COMPANY WILL NOT TRANSFER THIS PROMISSORY NOTE OR THE UNDERLYING SHARES
UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH PROMISSORY NOTE OR SUCH SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS.

                              GENDER SCIENCES, INC.
                           CONVERTIBLE PROMISSORY NOTE

$400,000                                                    November 5, 2002

                  Gender Sciences, Inc., a New Jersey corporation (the "Company"), for value received, hereby promises to pay to The Ullman Family Partnership ("Lender"), on the Maturity Date (as hereinafter defined), the principal amount of Four Hundred Thousand Dollars ($400,000) plus accrued and unpaid interest thereon, at a simple interest rate of Eight Percent (8%) per annum from the date hereof until the Maturity Date. Unless converted into shares of the Company's capital stock, all sums due pursuant to this Note shall be due and payable on the third (3rd) anniversary of the date of this Note ("Maturity Date") at the principal office of the Company at 10 West Forest Avenue, Englewood, New Jersey 07631 in currency of the United States of America which at the time of payment shall be legal tender for payment of public and private debts.

                  This Note is made pursuant to a Loan Agreement of even date herewith. All capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Loan Agreement. Any conflict between the Loan Agreement and this Note shall be determined by the Loan Agreement.

         1. Waiver. The Company and any and each other person or entity liable for the payment or collection of this Note expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for under this Note and in the handling of property at any time existing as security in connection with this Note, and shall be directly and primarily liable for the payment of all sums owing and to be owing on this Note, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for under this Note.

         2. Costs of Collection. The Company agrees to pay all reasonable costs, including reasonable attorneys' fees, incurred by the Lender in collecting or enforcing payment of this Note in accordance with its terms.

         3. Conversion.

                  3.1 Voluntary Conversion. If not sooner converted as described in Section 3.2 below, all or some of the outstanding principal balance of, and all or some of the accrued and unpaid interest on, this Note may be converted at any time prior to the Maturity Date, at the option of the Lender, into shares of Common Stock of the Company at a conversion price per share equal to Five Cents ($0.05).

                  3.2 Automatic Conversion. At the closing of a Qualifying Equity Financing (as defined below) on or before the Maturity Date, the entire outstanding principal balance of and all accrued and unpaid interest on, this Note shall be automatically converted into the number of shares of either (1) Preferred Stock or Common Stock, as the case may be, if the price per share in the Qualified Equity Financing is equal to or less than Five Cents ($0.05); or (2) Common Stock if the price per share is greater in the Qualified Equity Financing than Five Cents ($0.05), as is obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Note as of the closing date of the Qualified Equity Financing by (b) the lower of (i) Five Cents ($0.05) or (ii) the price per share of Common Stock or Preferred Stock, as the case may be, issued in the Qualified Equity Financing. A "Qualified Equity Financing" shall mean an equity financing in which the Company sells shares of Common Stock or Preferred Stock and obtains net proceeds (including conversion of all convertible notes in connection with the bridge financing) in an amount not less than Two Million Dollars ($2,000,000).

                  3.3 Notice. If this Note is automatically converted as provided for in Section 3.2 above, written notice shall be delivered to the Lender at the address last shown on the records of the Company for the Lender or given by the Lender to the Company for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Lender of the conversion, specifying the principal amount of this Note converted, the amount of accrued and unpaid interest converted, the date of such conversion and calling upon the Lender to surrender this Note to the Company in exchange for equity securities of the Company as provided herein, in the manner and at the place designated by the Company.

                  3.4 Certificate. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Lender, upon surrender of this Note, a certificate or certificates for the number of full shares of equity securities issuable upon such conversion. No fractional shares shall be issued in connection with any conversion under this Note, but in lieu of such fractional shares, the Company shall round up the number of shares to be received upon conversion of this Note to the next whole share of stock.

         4. Usury Savings Clause. Notwithstanding any provision of this Note, the Company shall not and will not be required to pay interest at a rate or any fee or charge in an amount prohibited by applicable law. If interest or any fee or charge payable on any date would be prohibited, then such interest, fee or charge will be automatically reduced to the maximum amount that is not prohibited. In the event that Lender receives payment of any interest, fee, or charge that would cause the amount so received to exceed the maximum amount permitted under applicable law, then, to the extent that the amount so received exceeds the maximum amount permitted under applicable law: (a) in the first instance, the amount received shall be applied to principal and (b) in the second instance, in the event that the principal amount of this Note has been paid in full, the remaining amount so received shall be deemed to be a loan from the Company to Lender, repayable upon the demand of the Company with interest at the legal rate from the date of Lender's receipt of each payment in excess interest, fees, or charges.

         5. Representations of Lender.

                  5.1 Acquisition for Personal Account. Lender represents and warrants that it is acquiring this Note and the Conversion Shares (as defined below) (the "Securities") solely for its account for investment and not with a view to or for sale or distribution of said Securities. Lender also represents that the entire legal and beneficial interests it may acquire in the Securities are being acquired for, and will be held for, Lender's account only.

                  5.2 Securities Are Not Registered. Lender understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the securities of the Company is to be effected. Lender realizes that the basis for the exemption may not be present if, notwithstanding its representations, Lender has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Securities. Lender has no such present intention.

                  5.3 Accredited Investor. Lender is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         6. Covenants of the Company.

                  6.1 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Note by Company and the performance of the Company's obligations hereunder, including the issuance and delivery of this Note and the shares of equity securities issuable upon conversion of this Note ("Conversion Shares") and the reservation of the Conversion Shares has been taken or will be taken prior to the issuance of such Conversion Shares. This Note, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Shares, when issued in compliance with the provisions of this Note, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

                  6.2 No Impairment. Except and to the extent as waived or consented to by Lender, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Lender against impairment.

         7. Default. Each of the following events shall be an "Event of Default" hereunder:

                  7.1 the Company fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within twenty (20) business days thereafter;

                  7.2 the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

                  7.3 an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within ninety (90) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

                  Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately due, payable and collectible by Lender pursuant to applicable law.

         8. Miscellaneous

                  8.1 The Company currently has enough authorized shares sufficient to effect the conversion of this Note. Notwithstanding the foregoing, the Company's current authorized shares are not sufficient to effect the conversion of this Note assuming full exercise and conversion of the Company's other outstanding options and convertible securities. Accordingly, the Company hereby covenants and agrees to expeditiously take such corporate action as may be necessary to amend the Company's Articles of Incorporation to increase its authorized but unissued shares of capital stock to the number of shares as shall be sufficient for the conversion of all of its outstanding options and convertible securities.

                  8.2 The Company hereby agrees that no failure on the part of the Lender to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall constitute a waiver thereof.

                  8.3 The Lender shall not be deemed, by any act of omission or commission, to have waived any of their rights or remedies hereunder unless such waiver is in writing and signed by the Lender, and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed and continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Lender to exercise any right, whether before or after an event of default or a default thereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Lender of any past due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

                  8.4 The remedies of the Lender in this Note or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

                  8.5 Lender shall not become or be deemed a partner or joint venturer with the Company by reason of any provisions of this Note.

                  8.6 If any amount of principal or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in the State of California are required by law to close or are customarily closed.

                  8.7 If any of the provisions of this Note or the application thereof to any persons or circumstances shall, to any extent, be held to be invalid or unenforceable, the remainder of this Note by the application of such provision or provisions to persons or circumstances other than those as for whom or of which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

                  8.8 The terms of this Note shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, assigns or any entity formed as a result of the Company reincorporating in another jurisdiction.

                  8.9 Time is of the essence of this Note and the performance of all provisions hereof.

                  8.10 This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Lender of this Note or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the registered Lender.

                  8.11 Note is governed by and construed in accordance with me laws or the State of New Jersey.

                  8.12 The Lender will not be entitled to vote, receive dividends or exercise any of the rights of the holders of the Company's equity securities for any purpose prior to the conversion of this Note.

                  [Remainder of Page Intentionally Left Blank]

         "Company"          Gender Sciences, Inc.,
                            a New Jersey corporation

                            /s/ EUGENE TERRY
                            -------------------------------------
                            Eugene Terry, Chairman


         "Lender"           The Ullman Family Partnership

                            /s/ RICHARD ULLMAN
                            -------------------------------------
                            Richard Ullman, Partner


                      [Signature Page to Convertible Note]

                                    EXHIBIT B
                                    ---------

                                     WARRANT

VOID AFTER 5:00 P.M. EASTERN TIME ON NOVEMBER 5, 2005


NEITHER THIS WARRANT NOR THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL NOT TRANSFER THIS WARRANT OR THE WARRANT SHARES UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH WARRANT OR SUCH WARRANT SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS AND ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

                              GENDER SCIENCES, INC.
                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------


                                                        Warrant to Subscribe for
November 5, 2002                                8,000,000 Shares of Common Stock


                         Not Transferable or Exercisable
                     Except Upon Conditions Herein Specified
                     ---------------------------------------


         THIS CERTIFIES that, for value received, The Ullman Family Partnership (such person or entity and any successor and assign being hereinafter referred to as the `Holder") is entitled to subscribe for and purchase from Gender Sciences, Inc., a New Jersey corporation (hereinafter called the "Company"), Eight Million (8,000,000) shares of Common Stock, (the "Common Stock"), of the Company (such shares to be subject to adjustment in accordance with Sections 1 and 5 hereof, hereinafter sometimes called the "Warrant Shares") at an exercise price of Five Cents ($0.05) per share as adjusted in accordance with Section 1 hereof (the "Strike Price'), at any time or from time to time from the date hereof to and including November _, 2005 (the "Exercise Period").

         1.       Exercise of Warrant.

                  1.1 The rights represented by this Warrant may be exercised by the Holder hereof, in whole at any time or in part from time to time during the Exercise Period, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the principal office of the Company, at 10 West Forest Avenue, Englewood, New Jersey 07631 (or at such other agency or office of the Company in the United States of America as the Company may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company), and by payment to the Company of the Strike Price in cash or by certified or official bank check in United States Dollars for each share being purchased (the "Exercise

Payment"); provided, however, that, at the option of the Holder, the Exercise Payment may instead be satisfied by withholding from those Warrant Shares that would otherwise be obtained upon such exercise (the "Total Warrant Shares") a number of Warrant Shares having an aggregate Current Fair Market Value (as defined below) equal to the aggregate Strike Price that would otherwise have been payable for the Total Warrant Shares.

                  1.2 In the event of any exercise of the rights represented by this Warrant, (i) a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be mailed to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the registered Holder thereof, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; and (ii) unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant, shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Strike Price was made (unless the cashless exercise option described in the foregoing proviso is selected by the Holder), irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the Holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The issuance of any shares of Common Stock pursuant to the terms of this Warrant shall at all times be subject to compliance with all requirements of the Securities Act of 1933, as amended, and with all applicable foreign and state securities and blue sky laws then in effect. If the Holder elects to use the cashless exercise option described in
Section 1.1 above to exercise this Warrant by withholding a portion of the Total Warrant Shares, this Warrant shall be terminated with respect to the number of Total Warrant Shares withheld.

                  1.3 Current Fair Market Value. For the purposes of this Warrant, the "Current Fair Market Value" of each share of Common Stock shall be determined as follows:

                           1.3.1    If the Common Stock is listed on a national
securities exchange or admitted to unlisted trading privileges on such an exchange, the Current Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange based on the last thirty (30) Business Days (as defined below) prior to the date of exercise of this Warrant, or, if the Common Stock is not so listed or admitted to unlisted trading privileges on a national securities exchange but is listed on NASDAQ, the Current Fair Market Value shall be the average of the last reported sale prices of the Common Stock on NASDAQ based on the last thirty (30) Business Days prior to the date of exercise of this Warrant; or

                           1.3.2    If the Common Stock is not so listed or
admitted to unlisted trading privileges on a national securities exchange or quoted on NASDAQ, the Current Fair Market Value shall be the average mean of the last closing bid and asked prices reported on the last five (5) Business Days prior to the date of exercise of this Warrant (x) by NASDAQ, or (y) if reports are unavailable under clause (x) above, by the National Quotation Bureau Incorporated ("NAB"); or

                           1.3.3    If the Common Stock is not so listed or
admitted to unlisted trading privileges on a national securities exchange and bid and asked prices are not so reported by NASDAQ or NAB, the Current Fair Market Value shall be an amount per share, determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith.

                           1.3.4    As used in this Section 3, "Business Day"
means any day other than a Saturday or Sunday on which the relevant exchange, system or service is open or available, as the case may be.

                  1.4 Adjustments in Number and Strike Prices of Warrant Shares. If, pursuant to the Qualifying Equity Financing (as defined below), the Company sells (i) Common Stock at a price per share less than the Strike Price, then the Company shall exchange this Warrant for a warrant to purchase the same number of shares of Common Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (ii) Preferred Stock at a price per share equal to or less than the Strike Price, then the Company shall exchange the Warrant for warrant to purchase the same number of shares of Preferred Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing. A "Qualified Equity Financing" shall mean an equity financing in which the Company sells shares of Common Stock or Preferred Stock and obtains net proceeds (including conversion of all convertible notes in connection with a bridge financing) in an amount not less than Two Million Dollars ($2,000,000).

                  1.5 Covenants as to Common Stock. The Company covenants and agrees all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company currently has enough authorized shares sufficient to effect the exercise of this Warrant. Notwithstanding the foregoing, the Company's current authorized shares are not sufficient to effect the exercise of this Warrant assuming full exercise and conversion of the Company's other outstanding options and convertible securities. Accordingly, the Company hereby covenants and agrees to expeditiously take such corporate action as may be necessary to amend the Company's Articles of Incorporation to increase its authorized but unissued shares of capital stock to the number of shares as shall be sufficient for the conversion of all of its outstanding options and convertible securities. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of the Warrant Shares.

         2.       Transfer.

                  2.1 Securities Laws. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933. The Company will not transfer this Warrant or the Warrant Shares unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Securities Act of 1933 and applicable states securities laws, (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

                  2.2 Compliance With Blue Sky Laws. The Company will be able to issue the Warrant Shares upon exercise of the Warrant only if there is a then current Offering Memorandum or registration statement available for and distributed to the Warrant Holders relating to such Common Stock, and only if such Warrant and Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdiction in which the Holders of the Warrants reside. The Company reserves the right in its sole discretion to determine not to apply for exemptions or to register such Common Stock in any jurisdiction where the time and expense do not justify the costs of such exemption filing or registration. The Warrants may be deprived of any value in the event the Company does not satisfy or the Company chooses not to satisfy any such requirements. Although it is the present intention of the Company to satisfy such requirements, there can be no assurance the Company will be able to do so; provided, however, the Company will not be permitted to accelerate the termination of the Exercise Period of these Warrants unless such acceleration is accomplished in full compliance with Section 1 hereof.

                  2.3 Investment Representations. The Holder of the Warrant agrees and acknowledges the Warrant is being purchased for his own account, for investment purposes only, that he, she or it either has a prior personal or business relationship with the officers, directors or controlling persons, or by reason of his business or financial experience, or the business or financial experience of he and his professional advisors who are unaffiliated with and not compensated by the Company, could be reasonably assumed to have the capacity to protect his, her or its own interests in connection with the purchase of and the exercise of the Warrants, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part, and the Holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Holder will not sell, hypothecate or otherwise transfer his Warrant except in accordance with the Act and applicable state securities laws or unless, in the opinion of counsel for the Holder acceptable to the Company, an exemption from the registration requirements of the Securities Act and such state laws is available.

                  2.4 Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee that the restrictive investment legend set forth above be placed on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

                  2.5 Indemnity. The Holder acknowledges the Holder understands the meaning and legal consequences of this Section, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer, director, agent, and legal counsel thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Warrant Shares in violation of the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of this Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                  2.6 Holdback Period and Transfer. Except as specifically restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

         3. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         4.       Anti-Dilution Provisions.

                  4.1      Stock Splits, Dividends, Etc.

                           4.1.1    If the Company shall at any time after the
date hereof subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment to the Strike Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

                           4.1.2    Whenever the number of shares of Common
Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Strike Price shall be adjusted to the nearest cent by multiplying such Strike Price immediately prior to such adjustment by a fraction
(x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  4.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof, or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 above at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

                  4.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

                  4.4      Notices of Record Date, Etc.  In case:

                           4.4.1    the Company shall take a record of the
holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                           4.4.2    of any voluntary or involuntary dissolution,
liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

                  4.5 Threshold for Adjustments. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment until the cumulative resulting adjustment in the Strike Price pursuant to this Section shall have required a change of the Strike Price by at least $0.10. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Company.

         5. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Shares shall bear on the face thereof substantially the following legend:

                  This certificate has not been registered under the Securities Act of 1933. The Company will not transfer this certificate unless (i) there is an effective registration covering the shares represented by this certificate under the Securities Act of 1933 and all applicable state securities laws, (ii) it first receives a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws, (iii) the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

         6. Officer's Certificate. Whenever the number or kind of securities purchasable upon exercise of this Warrant or the Strike Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon exercise of this Warrant and the adjusted Strike Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

         7. Transfer of Warrant. Subject to Section 3 hereof, this Warrant and all rights hereunder are transferable in whole (or in part), at the agency of office of the Company referred to in Section 1 hereof by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered Holder hereof as the owner hereof for all purposes.

         8. Elimination of Fractional Interests. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

         9. Exchange of Warrant. Subject to the limitations set forth herein this Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company designated in Section 1 hereof, for a new Warrant of like tenor representing the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

         10. Notices to Warrant Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to or receive notice as a shareholder in respect of any meetings of shareholders for the election of Directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

                  10.1 The Company shall offer to all of the holders of its Common Stock any additional shares of stock of the Company or securities convertible into or exchangeable for shares of stock of the Company, or any option, right or warrant to subscribe therefor; or

                  10.2 A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety (whether by merger, consolidation or sale of assets) shall be proposed; then, in any one or more of said events, the Company shall give written notice of such events at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         11. Lost, Stolen, Mutilated or Destroyed Warrant. Upon surrender by the Holder of this Warrant to the Company, the Company at its expense will issue in exchange therefor, and deliver to such Holder, a new Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon delivery by such Holder of an indemnity agreement or security satisfactory to the Company, and in case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, upon reimbursement of all reasonable expenses incident thereto, will issue and deliver to such Holder a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant delivered to such Holder in accordance with this Section 11 shall bear the same securities legends as the Warrant which it replaced.

         12. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made therein.

         13. Notices. Any communications between the parties or notices provided for in this Agreement may be given by mailing them, first class, postage prepaid, to Holder at:

         The Ullman Family Partnership
         Address:___________________________

         ___________________________________

and to the Company at:

         Gender Sciences, Inc.
         10 West Forest Avenue
         Englewood, New Jersey  07631
         Attn:  Eugene Terry

With a copy to:

         Foley & Lardner
         402 West Broadway, 23rd Floor
         San Diego, California  92101
         Attn:  Kenneth D. Polin

or to such other address as either party may indicate to the other in writing after the date of this Agreement.

         14. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         15. Headings. The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer under its corporate seal and to be dated as of the date first above written.

"Company"                    Gender Sciences, Inc., a New Jersey corporation


                             /s/ EUGENE TERRY
                             ------------------------------------
                             Eugene Terry, Chairman



"Holder"                     The Ullman Family Partnership

                             /s/ RICHARD ULLMAN
                             ------------------------------------
                             Richard Ullman, Partner

                           [Signature Page to Warrant]

                               FORM OF ASSIGNMENT
                               ------------------

[To be signed only upon transfer of the Warrant]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________, all of the rights represented by the within Warrant to purchase _____________shares of Common Stock of Gender Sciences, Inc. to which the within Warrant relates, and appoints Kenneth D. Polin as the attorney to transfer such rights on the books of Gender Sciences, Inc. with full power of substitution in the premises.


Dated


-----------------------                 -----------------------------------
                                                   (Signature)




                                        -----------------------------------

                                        -----------------------------------
                                                    (Address)


Notarization Required:

                                FORM OF EXERCISE
                                ----------------

[To be signed only upon exercise of the Warrant]


         THE UNDERSIGNED, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ shares of Common Stock of Gender Sciences, Inc. and herewith tenders payment of $______________ in full payment of the exercise price for such shares, and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________ whose address is________________________________________________



Dated:

-----------------------                 -----------------------------------
                                                   (Signature)




                                        -----------------------------------

                                        -----------------------------------
                                                    (Address)

                                    EXHIBIT C
                                    ---------

                       Definition of "accredited investor"
Individuals:

     * An individual who, together with your spouse, has a net worth in excess of $1,000,000 (including home, furnishings and automobiles).

     * An individual who had gross income in excess of $200,000, or joint income with spouse in excess of $300,000, for each of the last two years and reasonably expects to have gross income of $200,000, or joint income in excess of $300,000, for the current year.

     *            A director or executive officer of the Company

Entities:


     * A bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the "Act"), or any savings and loan association defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in
                  Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     * An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act, if investment decisions are made by a plan fiduciary, as defined in Section 3(21) of that act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000.

     * A self-directed employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, whose investment decisions are made solely by accredited investors.

     * Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.


     * Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of making this investment, with total assets in excess of $5,000,000.

     * Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring securities offered by the Company, if the investment is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment.

     * Any entity in which all of the equity owners individually qualify as accredited investors.

                                   EXHIBIT "D"
                                   -----------

                                  RISK FACTORS

An investment in the Company is highly speculative and subject to a high degree of risk. Only those investors who can bear the risk of the entire loss of their investment should participate. You should carefully consider the risks described below, in addition to the other information in these materials, before making an investment in the securities. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that it currently considers immaterial may also impair its operations. If any of the following risks actually occur, the Company's business, financial condition or results of operations could be materially adversely affected. In that case, the value of your investment could decline, and you may lose all or part of your investment.

         1. RISKS RELATED TO THE COMPANY'S BUSINESS AND FINANCIAL CONDITION

                  1.1 Need for Additional Financing

         The Company will need to raise additional capital to continue its activities and operations (the "Additional Financing"). The failure to obtain Additional Financing will seriously jeopardize the Company's ability to continue as a going concern. Accordingly, the Company will require Additional Financing for its operations and there can be no assurance that the Company will be able to acquire Additional Financing on favorable terms, or at all. The Company may seek Additional Financing through public or additional private debt or equity offerings. Providers of Additional Financing may require repayment, interest, fees or other payments from revenues derived from the Company's products and services distribution and other exploitation which may significantly reduce revenues and/or profits generated by the Company. In addition, Additional Financing may be senior to the Convertible Promissory Notes (the "Convertible Notes") offered by the Company. There are no guarantees that attempts to secure any such Additional Financing will be successful. Other financing needs may also arise and no assurance can be given that the Company will be able to meet such needs as they arise.

         If adequate funds are not available or are not available on acceptable terms, the Company might not be able to take advantage of unanticipated opportunities, develop new products or services or otherwise respond to unanticipated competitive pressures.

                  1.2 Significant Amount of Revenues Generated From Single Customer.

         For the fiscal year ended January 31, 2002, one customer accounted for approximately 32% of the Company's total revenues. The Company does not have a contract with this customer and, as a result, there is no assurance that this customer will continue to order products from the Company or will continue to order the products in the same amount. The loss of this customer would have a material effect upon the operation of the Company.

                  1.3 The Company has recently instituted its new business strategy. Its business must expand for it to attain profitability.

         The Company has only recently commenced the implementation of its new business strategy. The Company may not successfully complete the transition to successful operations or profitability pursuant to its new strategy. The Company may encounter problems, delays and expenses in implementing its new business strategy. These may include, but not be limited to, unanticipated problems and 13 additional costs related to marketing, competition and product acquisitions and development. These problems may be beyond the Company's control, and in any event, could adversely affect the Company's results of operations.

                  1.4 If the Company Does Not Successfully Manage Any Growth It Experiences, it May Experience Increased Expenses without Corresponding Revenue Increases.

         The Company's business plan will, if implemented, result in expansion of its operations. This expansion may place a significant strain on management, financial and other resources. It also will require the Company to increase expenditures before it generates corresponding revenues. The Company's ability to manage future growth, should it occur, will depend upon its ability to identify, attract, motivate, train and retain highly skilled managerial, financial, business development, sales and marketing and other personnel. Competition for these employees is intense. Moreover, the addition of products or businesses will require the Company's management to integrate and manage new operations and an increasing number of employees. The Company may not be able to implement successfully and maintain its operational and financial systems or otherwise adapt to growth. Any failure to manage growth, if attained, would have a material adverse effect on the Company's business. The Company, due to its limited capital presently has only three full time employees which creates an additional risk that the Company may not be successful in implementing its strategy.

                  1.5 The Company is Dependent an a Limited Number of Sources of Supply for Many of the Products it Offers. If One of its Suppliers Fails to Supply Adequate Amounts of a Product the Company Offers, the Company's Sales May Suffer and it Could Be Required to Abandon a Product Line.

         The Company is dependent on a limited number of sources of supply for many of the products it offers. With respect to these products, the Company cannot guarantee that these third parties will be able to provide adequate supplies of products in a timely fashion. The Company also faces the risk that one of its suppliers could become insolvent, declare bankruptcy, lose its production facilities in a disaster, be unable to comply with applicable government regulations or lose the governmental permits necessary to manufacture the products it supplies to the Company. If the Company is unable to renew or extend an agreement with a third-party supplier, if an existing agreement is terminated or if a third-party supplier otherwise cannot meet the Company's need for a product, the Company may not be able to obtain an alternative source of supply in a timely manner or at all. In these circumstances, the Company may be unable to continue to market products as planned and could be required to abandon or divest itself of a product line on terms which would materially affect it.

                  1.6 The Company May Be Exposed To Product Liability Claims Not Covered By Insurance That Would Harm its Business.

         The Company may be exposed to product liability claims. Although the Company believes that it currently carries and intends to maintain a comprehensive multi peril liability package, the Company cannot guarantee that this insurance will be sufficient to cover all possible liabilities. A successful suit against the Company could have an adverse effect on its business and financial condition if the amounts involved are material.

                  1.7 The Company is Uncertain of its Ability to Obtain Additional Financing for its Future Capital Needs. If the Company is Unable to Obtain Additional Financing, it May Not Be Able to Continue to Operate its Business.

         The Company will require significant amounts of additional capital to achieve its stated goals. The Company believes that the net proceeds from the Company's recent private offering of common stock will not be sufficient to completely implement its strategy in calendar year 2002. The Company's future capital requirements will depend on many factors including: (i) the costs of its sales and marketing activities and its education programs for its markets, o competing product and market developments, (ii) the costs of acquiring or developing new products,(iii) the costs of expanding its operations, and (iv) its ability to generate positive cash flow from its sales.

         Additional funding may not be available on acceptable terms, if at all. If adequate funds are not available, the Company may be required to curtail significantly or defer one or more of its marketing programs or to limit or postpone obtaining new products through license, acquisition or other agreements. If the Company raises additional funds through the issuance of equity securities, the percentage ownership of its then-current stockholders may be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of its common stock. If the Company raises additional funds through the issuance of additional debt securities, these new securities would have certain rights, preferences and privileges senior to those of the holders of its common stock, and the terms of these debt securities could impose restrictions on its operations.

                  1.8 Going Concern Qualification Contained In Report of Independent Auditors.

         The Company has received from its auditors a report that raises substantial doubt about its ability to continue as a going concern. If the Company fails to raise additional funds or its new operating plan is not successful, an investor in the Company could lose his entire investment.

                  1.9 The Company's Inability to Obtain New Proprietary Rights or to Protect and Retain its Existing Rights Could Impair its Competitive Position and Adversely Affect its Sales.

         The Company believes that the trademarks, copyrights and other proprietary rights that it owns or licenses, or that it will own or license in the future, will continue to be important to its success and competitive position. If the Company fails to maintain its existing rights or cannot acquire additional rights in the future, its competitive position may be harmed. While some products we offer incorporate patented technology, most of the products we sell are not protected by patents. The Company intends to take the actions that it believes are necessary to protect its proprietary rights, but it may not be successful in doing so on commercially reasonable terms, if at all. In addition, parties that license their proprietary rights to the Company may face challenges to their patents and other proprietary rights and may not prevail in any litigation regarding those rights. Moreover, the Company's trademarks and the products it offers may conflict with or infringe upon the proprietary rights of third parties. If any such conflicts or infringements should arise, the Company would have to defend itself against such challenges. The Company also may have to obtain a license to use those proprietary rights or possibly cease using those rights altogether. Any of these events could harm the Company's business.

                  1.10 If the Marketing Companies Do Not Successfully Sell the Products the Company Offers, the Company May Experience Significant Losses.

         The products the Company offers may not achieve market acceptance. The market acceptance of these products will depend on, among other factors, their advantages over existing competing products, and their perceived efficacy and safety. The Company's business model assumes that the marketing programs instituted by the marketing companies with which it has alliances will result in increased demand for the products it offers. If the marketing programs do not succeed in generating a substantial increase in demand for its products, the Company will be unable to realize its operating objectives. In addition, the Company's business model seeks to build on the expanding roles of marketing partners, and its marketing efforts are concentrated on these groups. If these distribution companies do not successfully sell the products the Company offers or if their customers do not regularly use these products, the Company may experience significant losses and its business will be adversely affected.

                  1.11 The Health Care Industry and The Markets for the Products the Company Offers are Very Competitive. The Company May Not Be Able to Compete Effectively, Especially Against Established Industry Competitors with Significantly Greater Financial Resources.

         The health care industry is highly competitive. Many of the Company's competitors are large well-known health care companies that have considerably greater financial, sales, marketing and technical resources than the Company. Additionally, these competitors have research and development capabilities that may allow them to develop new or improved products that may compete with product lines the Company markets and distributes. In addition, competitors may elect to devote substantial resources to marketing their products to similar outlets and may choose to develop educational and information programs like those developed by the Company to support their marketing efforts. The Company's business, financial condition and results of operations could be materially and adversely affected by any one or more of such developments. Competition for the self-care products the Company offers is significant. These products compete against a number of well-known brands of similar products. The Company's failure to adequately respond to the competitive challenges faced by the products it offers could have a material adverse effect on its business, financial condition and results of operations.

                  1.12 The Company's Quarterly Financial Results are Likely to Fluctuate Significantly and May Fail to Meet or Exceed the Expectations of Securities Analysts or Investors, which Could Cause the Price of the Company's Stock to Decline Significantly.

         The Company's quarterly operating results may fluctuate significantly based on factors such as: (i) changes in the acceptance or availability of the products it offers, (ii) the timing of new product offerings, acquisitions or other significant events by the Company or its competitors, (iii) regulatory approvals and legislative changes affecting the products it offers or those of its competitors, (iv) the timing of expenditures for the expansion of its operations, and (v) general economic and market conditions and conditions specific to the health care industry. Due to the Company's short operating history pursuant to its new business strategy and the difficulty of predicting demand for the products it offers, the Company is unable to accurately forecast its revenues. Accordingly, the Company's operating results in one or more future quarters may fail to meet the expectations of securities analysts or investors, which could have a material adverse effect on the Company's stock price.

                  1.13 The Public Market for the Company's Common Stock may be Volatile, and the Price of the Common Stock may Fluctuate for Reasons Unrelated to the Company's Operating Performance. A Significant Decline in the Price of the Common Stock could Lead to a Class Action Lawsuit Against the Company.

         There has been a very limited public market for the Company's common stock, and the Company does not know whether investor interest in the Company will lead to the development of a more active trading market. The market prices and trading volumes for securities of emerging companies, such as the Company, historically have been highly volatile and have experienced significant fluctuations both related and unrelated to the operating performance of those companies. The price of the Company's common stock may fluctuate widely, depending on many factors, including factors that may cause the Company's quarterly operating results to fluctuate as well as market expectations and other factors beyond the Company's control.

         2. RISKS RELATED TO THIS FINANCING

                  2.1 No rights as stockholders.

         Holders of Convertible Notes will not be entitled to vote, receive dividends or exercise any of the rights of the Company's stockholders for any purpose prior to conversion of the Convertible Notes. Thus, actions that adversely affect the holders of Convertible Notes may be taken without the approval of such holders.

                  2.2 The Convertible Notes are unsecured obligations of the Company.

         The Convertible Notes will be general unsecured obligations, junior in right of payment to all of the Company's existing and future senior debt. The Convertible Notes will not be secured by any of the Company's assets, and as such will be effectively subordinated to any existing and future secured debt of the Company.

                  2.3 Broad Discretion of Use of Proceeds.

         Although the Company's management anticipates utilizing the proceeds of this financing to provide the Company with working capital and for general corporate purposes, the Company and its management will retain broad discretion to allocate the proceeds of this financing as well as the timing of its expenditures. Lenders will not have the opportunity to evaluate the economic, financial or other information that the Company and its affiliates may use to determine how it uses these proceeds. Management's failure to apply these funds effectively could have a material adverse effect on the Company's business, financial condition, and results of operations.

                  2.4 This is a best efforts Financing.

         The Convertible Notes are being offered on a "best efforts" basis. Thus, there can be no assurance that all of the offered Convertible Notes will be sold. Lenders bear the risk that the Company will accept subscriptions for less than the maximum amount of the financing and then be unable to successfully complete all of the anticipated uses of the proceeds of the financing. If less than the maximum amount of the financing is sold, the Company's business, financial condition and results of operations could be adversely affected.

                                   EXHIBIT "E"
                                   -----------

                          Fully Diluted Capitalization
                          ----------------------------

------------------------------------------------------------------------------------------------------------
                                                    Pre-Financing                        Post-Financing

------------------------------------------------------------------------------------------------------------
                                       Number of Shares            %         Number of Shares             %
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Common Stock and Equivalents(1)           39,109,680           62.2%            44,009,680(2)         48.5%
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Warrants and Options                      23,807,750           37.8%            23,807,750            26.2%
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Convertible Note Shares(3)                   N/A                                 9,000,000            10.0%
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Convertible Note Warrants(4)                 N/A                                13,900,000(5)         15.3%
------------------------------------------------------------------------------------------------------------

============================================================================================================
TOTAL                                     62,917,430            100%            90,717,430             100%
------------------------------------------------------------------------------------------------------------




----------------------

         (1) Excludes Common Stock issued pursuant to conversion of the Convertible Notes and warrants issued in connection therewith.

         (2) Includes the 4,900,000 shares issued in connection with the conversion of the UVCA loan as described in Section 6.6.1 above.

         (3) Assumes a $0.05 price per share for the Convertible Notes on an as converted basis.

         (4) Assumes a $0.05 exercise price for the warrants on an as converted basis.

         (5) Includes the 4,900,000 warrants issued pursuant to the conversion of the UVCA loan as more specifically described in Section 6.6.1 above.

                                      E-1